UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2023

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 419-7525

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2023, SANUWAVE Health, Inc. (the “Company”) issued Asset-Backed Secured Promissory Notes in an aggregate principal amount of $4.6 million (the “Notes”) to certain accredited investors (the “Purchasers”) at an original issue discount of 33.33% (the “Private Placement”). The Notes bear interest at a rate of zero percent (0%) per annum and mature on January 21, 2023 (the “Maturity Date”).  The closing of the Private Placement occurred on July 21, 2023, when the Company received total proceeds of approximately $3.0 million.

The Notes were offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof. Each Purchaser represented that it was an accredited investor.

In connection with the Private Placement, on July 21, 2023, the Company entered into a security agreement in favor of each Purchaser to secure the Company’s obligations under the Notes (the “Security Agreement”).

The rights of each Purchaser to receive payments under its Notes are subordinate to the rights of NH Expansion Credit Fund Holdings LP (“North Haven Expansion”) pursuant to a subordination agreement, which the Company and the Purchasers entered into with North Haven Expansion on July 21, 2023 in connection with the Private Placement (the “Subordination Agreement”).

On July 21, 2023, the Company and the Purchasers also entered into a side letter (the “Side Letter”), pursuant to which the parties agreed that upon the Maturity Date, the Company will issue each Purchaser (i) a Future Advance Convertible Promissory Note (the “Future Advance Convertible Promissory Note”) with the same principal amount as the principal amount of such Purchasers’ Note, plus any accrued and unpaid interest, substantially in the form of Exhibit 4.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and (ii) two Common Stock Purchase Warrants (the “Warrants”), one with an exercise price of $0.04 per share and one with an exercise price of $0.067 per share, substantially in the form of Exhibit 4.30 to the Form 10-K, each of which shall be exercisable for such number of shares of the Company’s common stock calculated by dividing the principal amount of the Purchaser’s Future Advance Convertible Promissory Note by $0.04.  In addition, the parties agreed to enter into a securities purchase agreement, a subordination agreement, a security agreement and a registration rights agreement, which shall be substantially in the forms of Exhibits 10.67, 10.68, 10.69 and 10.70, respectively, to the Form 10-K.

The foregoing descriptions of the Notes, the Security Agreement, the Subordination Agreement and the Side Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Note, the Security Agreement, the Subordination Agreement and the Side Letter, which are filed as Exhibit 4.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Asset-Backed Secured Promissory Note issued to certain purchasers, dated July 21, 2023.
10.1	Security Agreement, dated July 21, 2023, by and among the Company and certain lenders.
10.2	Subordination Agreement, dated July 21, 2023, by and among the Company, NH Expansion Credit Fund Holdings LP and certain creditors.
10.3	Side Letter, dated June 21, 2023, by and among the Company and certain purchasers.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.

Dated: July 26, 2023	By:	/s/ Toni Rinow
	Name:	Toni Rinow
	Title:	Chief Financial Officer